CATHERINE BASINGER, ESQ.

301 East Ocean Blvd., Suite 640

Long Beach, California 90802

(562) 547-0364

June 7, 2006

Probe Manufacturing, Inc.

3050 Pullman Street

Costa Mesa, California  92626

Re:  Registration  Statement  on  Form  S-8

Gentlemen:

I have  acted as counsel to Probe Manufacturing, Inc., a Nevada corporation (the "Company"),  in  connection  with the preparation and filing with the Securities and  Exchange  Commission  of  a  Registration  Statement  on  Form  S-8  (the "Registration  Statement"),  pursuant  to  which  the Company is registering the issuance under  the  Securities  Act of 1933, as amended, of a total of 500,000 shares (the "Shares") of its common stock, (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized  terms  used  herein  and  not  otherwise  defined  shall  have  the respective  meanings  given  to  them  in  the  Registration  Statement.

In connection  with  this  opinion,  I  have examined the Company's Articles of Incorporation,  as  amended,  and By-laws, both as currently in effect, and such other  records  of  the corporate proceedings of the Company and certificates of the  Company's officers as I deemed relevant; and the Registration Statement and the  exhibits  thereto.

In my  examination, I have assumed the genuineness of all signatures, the legal capacity  of  natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me  as  certified or photostatic copies and the authenticity of the originals of such  copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and  validly authorized by the Company and (ii) the Shares, when sold, will have been  duly  and  validly  issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the Nevada Revised Statutes and federal securities laws  of  the United States and I express no opinion with respect to the  laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any  foreign  jurisdiction.

I  understand  that  you  wish  to  file  this  opinion  as  an  exhibit  to the

Registration  Statement,  and  I  hereby  consent  thereto.

Very  truly  yours,

/s/  Catherine Basinger,  Esq.

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Catherine Basinger,  Esq.